Exhibit 10.22

OBAGI GLOBAL HOLDINGS LIMITED
2021 STOCK INCENTIVE PLAN

I.	PURPOSE OF THE PLAN

This 2021 Stock Incentive Plan (the “Plan”) is intended to promote the interests of Obagi Global Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), by providing eligible persons in the employ or service of the Company or one of its subsidiaries with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to continue in such employ or service.

II.	DEFINITIONS

The following definitions shall be in effect under the Plan:

A.          Award shall mean an option, a stock award or a restricted stock unit.

B.          Award Agreement shall mean the agreement entered into by the Company and the Participant evidencing the Award.

C.          Board shall mean the Company’s Board of Directors.

D.          Change in Control shall mean a change in ownership or control of the Company effected through any of the following transactions:

(i)          a merger, consolidation or other reorganization approved by the Company’s shareholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor company are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; or

(ii)          a shareholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets in liquidation or dissolution of the Company; or

(iii)          the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders.

In no event shall any public offering of the Company’s securities be deemed to constitute a Change in Control.

E.          Code shall mean the US Internal Revenue Code of 1986, as amended.

F.          Committee shall mean a committee of one (1) or more Board members appointed by the Board.

G.          Disability shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

H.         Employee shall mean an individual who is in the employ of the Company (or any Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I.          Exercise Date shall mean the date on which the Company shall have received written notice of the option exercise.

J.          Fair Market Value per Share on any relevant date shall be determined in accordance with the following provisions:

(i)          If the Shares are  at the time traded on the Nasdaq Capital, Global or Global Select Market, then the Fair Market Value shall be the closing selling price per Share on the date in question, as such price is reported by the National Association of Securities Dealers for that particular stock exchange and published in The Wall Street Journal.  If there is no closing selling price for the Shares on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)          If the Shares are at the time listed on any other stock exchange, then the Fair Market Value shall be the closing selling price per Share on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Shares, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal.  If there is no closing selling price for the Shares on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)          If the Shares are not at the time listed on any stock exchange, then the Fair Market Value shall be determined by the Plan Administrator through the reasonable application of a reasonable valuation method that takes into account the applicable valuation factors set forth in the Treasury Regulations issued under Section 409A of the Code; provided, however, that with respect to an Incentive Option, such Fair Market Value shall be determined in accordance with the standards of Section 422 of the Code and the applicable Treasury Regulations thereunder.

K.         Family Member means, with respect to a particular Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

L.          Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

M.         Involuntary Termination shall mean the termination of the Service of any Participant which occurs by reason of:

(i)          such individual’s involuntary dismissal or discharge by the Company for reasons other than Misconduct, or

(ii)          such individual’s voluntary resignation following (A) a change in his or her position with the Company which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%), unless such reduction is a part of a broad-based reduction that is applied to all Participants in an equivalent fashion, or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual’s consent.

N.          Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Subsidiary) in a material manner.  The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Subsidiary) to discharge or dismiss any Participant or other person in the Service of the Company (or any Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

O.           Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

P.            Participant shall mean any person to whom an Award is granted under the Plan.

Q.           Plan Administrator shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

R.           Qualifying Transaction shall mean either a Change in Control or an underwritten initial public offering by the Company of its equity securities on a U.S. or foreign exchange.

S.          Service shall mean the performance of services for the Company (or any Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee or a non-employee member of the board of directors, except to the extent otherwise specifically provided in the documents evidencing the Award.  For purposes of the Plan, a Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events:  (i) the Participant no longer performs services in any of the foregoing capacities for the Company or any Subsidiary or (ii) the entity for which the Participant is performing such services ceases to remain a Subsidiary of the Company, even though the Participant may subsequently continue to perform services for that entity.  Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Company; provided, however, that for a leave that exceeds three (3) months, Service shall be deemed, for purposes of determining the period within which any outstanding option held by a Participant may be exercised as an Incentive Option, to cease on the first day immediately following the expiration of such three (3)-month period, unless such Participant is provided with the right to return to Service following such leave either by statute or by written contract.  Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Company’s written policy on leaves of absence, no Service

T.          Share or Shares shall mean an ordinary share or ordinary shares, par value US$ 1.00 per share, in the capital of the Company

U.          Subsidiary shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company (other than the last company) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

V.          10% Shareholder shall mean the owner of Shares (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or any Subsidiary).

III.	AWARDS

Awards under the Plan may consist of (i) options, (ii) stock awards and (iii) restricted stock units.

IV.	ADMINISTRATION OF THE PLAN

A.          The Plan shall be administered by the Board.  However, any or all administrative functions otherwise exercisable by the Board may be delegated to a Committee.  Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.  The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

B.          The Plan Administrator shall have the authority to determine which eligible persons are to receive Awards, the time or times when those Awards are to be made, the number of Shares to be covered by each such Award, the applicable exercise and/or vesting schedule, the exercise price or purchase price (if any) to be paid by the Participant, the status of a granted option as either an Incentive Option or a Non-Statutory Option, and the maximum term for which the option is to remain outstanding.

C.          The Plan Administrator shall have the authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding Awards thereunder as it may deem necessary or advisable.  Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any Award thereunder.

D.          The Plan Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying the requirements of local law or to obtain more favorable tax or other treatment with respect to Awards to Participants who reside or work outside of the United States.  The Plan Administrator shall establish such sub-plans with such additional terms and conditions as the Plan Administrator shall deem necessary.  All sub-plans adopted by the Plan Administrator shall be deemed to be part of the Plan.

V.	ELIGIBILITY

A.          The persons eligible to participate in the Plan are as follows:

(i)          Employees; and

(ii)          non-employee members of the Board and the non-employee members of the board of directors of any Subsidiary.

VI.	STOCK SUBJECT TO THE PLAN

A.          Subject to adjustment as provided in Section VI.D, the maximum number of Shares that may be issued over the term of the Plan shall not exceed 1,500,000 Shares.

B.          Shares subject to outstanding Awards shall be available for subsequent issuance under the Plan to the extent those Awards expire, terminate or are cancelled for any reason prior to the issuance of the underlying Shares.  Unvested Shares issued under the Plan and subsequently forfeited to or repurchased by the Company, at a price per Share not greater than the exercise or purchase price paid per Share, pursuant to the Company’s repurchase rights under the Plan, shall be added back to the number of Shares reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent Awards under the Plan.  For the avoidance of doubt, the following Shares shall not again be made available for subsequent Awards under the Plan: (1) Shares withheld by the Company to pay the exercise price of an option, (2) Shares withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting, exercise or settlement of any Award, or (3) Shares subject to options cancelled under a repricing program, as described in Section VII.H.

C.          Subject to adjustment as provided in Section VI.D, the maximum number of Shares that may be issued under the Plan pursuant to Incentive Options shall not exceed 1,200,000 Shares.

D.          Should any change be made to the Shares by reason of any stock split, stock dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar transaction affecting the outstanding Shares without the Company’s receipt of consideration or in the event of a substantial reduction to the value of the outstanding Shares by reason of a spin-off transaction or extraordinary distribution or in the event of any merger, consolidation, reincorporation, or other reorganization, then equitable adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and the exercise or purchase price per share in effect under each outstanding Award, (iii) the number and/or class of securities subject to forfeiture or the Company’s outstanding repurchase rights under the Plan and the repurchase price payable per share and (iv) the maximum number and/or class of securities that may be issued under the Plan pursuant to Incentive Options.  In the event of a Change in Control, the provisions of Section XII shall apply.  The adjustments shall be made by the Plan Administrator in such manner as the Plan Administrator deems appropriate, and those adjustments shall be final, binding and conclusive.

VII.	TERMS OF OPTIONS

The Plan Administrator may grant options to eligible Participants upon such terms as it deems appropriate.  Each option shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that each such agreement shall comply with the terms and conditions of the Plan.

A.          Type of Options.  Each option shall be designated in the Award Agreement as either an Incentive Option or a Non-Statutory Option.  Incentive Options may only be granted to Employees.

B.          Exercise Price.

1.          The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the option grant date; provided, however, if any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the exercise price per Share shall not be less than one hundred ten percent (110%) of the Fair Market Value per Share on the option grant date.

2.          The exercise price shall be payable in one or more of the following forms as determined by the Plan Administrator and specified in the Award Agreement:

(i)          cash or check made payable to the Company;

(ii)          a promissory note payable to the Company having such recourse, interest, security and repayment terms as the Plan Administrator deems appropriate after taking into account the tax and accounting consequences of permitting the use of a promissory note and subject to the applicable requirements of applicable law;

(iii)          by having the Company withhold a number of Shares otherwise deliverable pursuant to the exercise of the option with such withheld Shares valued at Fair Market Value on the Exercise Date;

(iv)          should the Shares be registered under Section 12 of the 1934 Act at the time the option is exercised, in Shares valued at Fair Market Value on the Exercise Date and held for the period (if any) necessary to avoid a charge to the Company’s earnings for financial reporting purposes; or

(v)          should the Shares be registered under Section 12 of the 1934 Act at the time the option is exercised and only to the extent the option is exercised for vested Shares, through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide irrevocable instructions (A) to a brokerage firm (with such brokerage firm reasonably satisfactory to the Company for purposes of administering such procedure in compliance with any applicable pre-clearance or pre-notification requirements) to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares plus all applicable taxes required to be withheld by the Company by reason of such exercise and (B) to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm on the settlement date in order to complete the sale.

Except to the extent a sale and remittance procedure is utilized, payment of the exercise price for the purchased Shares must be made on the Exercise Date.

3.          The Plan Administrator shall have the discretion (exercisable at any time) to permit the exercise price of an outstanding option to be paid in one or more of the forms specified in Section VII.B.2.

C.          Exercise and Term of Options.  Each option shall be exercisable at such time or times, during such period and for such number of Shares as shall be determined by the Plan Administrator.  No option shall have a term in excess of ten (10) years measured from the option grant date.  If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the option term shall not exceed five (5) years measured from the option grant date.

D.          Effect of Termination of Service.

1.          The following provisions shall govern the exercise of any options held by the Participant at the time of cessation of Service or death:

(i)          Should the Participant cease to remain in Service for any reason other than death, Disability or Misconduct, then the Participant shall have a period of three (3) months from the date of such cessation of Service during which to exercise each outstanding option held by such Participant; provided, however, that if the vesting of any installment of such option is based upon the consummation of a Qualifying Transaction prior to the expiration date of such option, which has not yet occurred, and all other vesting requirements with respect to such option have been fulfilled at the time of cessation of Service, then the Participant shall have forty-five (45) days from the date of the Qualifying Transaction in which to exercise any such installment of the option.

(ii)          Should the Participant’s Service terminate by reason of Disability, then the Participant shall have a period of twelve (12) months from the date of such cessation of Service during which to exercise each outstanding option held by such Participant provided, however, that if the vesting of any installment of such option is based upon the consummation of a Qualifying Transaction prior to the expiration date for such option, which has not yet occurred, and all other vesting requirements with respect to such option have been fulfilled at the time of cessation of Service due to a Disability, then the Participant shall have twelve (12) months from the date of the Qualifying Transaction in which the exercise any such option.

(iii)          If the Participant dies while holding an outstanding option, then the personal representative of his or her estate or the person or persons to whom the option is transferred pursuant to the Participant’s will or the laws of inheritance or, if beneficiary designations are permitted and have been validly made, the Participant’s designated beneficiary or beneficiaries of that option shall have a twelve (12)-month period from the date of the Participant’s death to exercise such option provided, however, that if the vesting of any installment of such option is based upon the consummation of a Qualifying Transaction prior to the expiration date for such option, which has not yet occurred, and all other vesting requirements with respect to such option have been fulfilled at the time of the Participant’s death, then Participant’s designated beneficiary or beneficiaries shall have twelve (12) months from the date of the Qualifying Transaction in which to exercise any such option.

(iv)          Under no circumstances, however, shall any such option be exercisable after the specified expiration of the option term.

(v)          During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested Shares for which the option is exercisable at the time of cessation of the Participant’s Service or death.  No additional Shares shall vest under the option following the Participant’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with the Participant.  Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding.

(vi)          Should the Participant’s Service be terminated for Misconduct or should the Participant otherwise engage in Misconduct while holding one or more outstanding options under the Plan, then all those options shall terminate immediately and cease to remain outstanding.

2.          The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i)          extend the period of time for which the option is to remain exercisable following the Participant’s Involuntary Termination from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii)          permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Shares for which such option is exercisable at the time of the Participant’s cessation of Service or death but also with respect to one or more additional installments in which the Participant would have vested under the option had the Participant continued in Service.

E.          Unvested Shares.  The Plan Administrator shall have the discretion to grant options that are exercisable for unvested Shares.  Should the Participant cease Service while holding such unvested Shares, the Company shall have the right to repurchase any or all of those unvested Shares at a price per Share equal to the lower of (i) the exercise price paid per Share or (ii) the Fair Market Value per Share at the time of the Participant’s cessation of Service.  The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.          Shareholder Rights.  The holder of an option shall have no shareholder rights with respect to the Shares subject to the option until such person shall have exercised the option and paid the exercise price and such person’s name appears in the register of members of the Company.

G.          Limits on Incentive Options.  The aggregate Fair Market Value of the Shares (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Company or any Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).  To the extent the Employee holds two (2) or more such options that become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted, except to the extent otherwise provided under applicable law or regulation.

H.          Repricing Program.  The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options covering the same or different number of Shares but with an exercise price per Share based on the Fair Market Value per Share on the new option grant date.

VIII.	TERMS OF STOCK AWARDS

The Plan Administrator may issue Shares to eligible persons upon such terms as it deems appropriate.  Each such stock issuance shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that each such agreement shall comply with the terms and conditions of the Plan.

A.          Consideration.  Shares may be issued under the Plan for any of the following items of consideration, which the Plan Administrator may deem appropriate in each individual instance:

1.          cash or check made payable to the Company;

2.          past Services rendered to the Company (or any Subsidiary);

3.          a promissory note payable to the Company having such recourse, interest, security and repayment terms as the Plan Administrator deems appropriate after taking account the tax and accounting consequences of permitting the use of a promissory note and subject to the applicable requirements of applicable law; or

4.          any other valid consideration under applicable law.

B.          Vesting Provisions.

1.          Shares issued under the Plan may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives, including but not limited to the consummation of a Qualifying Transaction.

2.          Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested Shares by reason of any stock dividend, stock split, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, reincorporation, combination of shares, exchange of shares or other similar change affecting the outstanding Shares as a class without the Company’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested Shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3.          Should the Participant cease to remain in Service while holding one or more unvested Shares issued under the Plan or should the performance objectives not be attained with respect to one or more such unvested Shares, then those shares shall be immediately surrendered to the Company for cancellation, and the Participant shall have no further shareholder rights with respect to those Shares; provided, however, that if the vesting of such Shares is based upon the consummation of a Qualifying Transaction prior to the expiration of the stated performance period, which has not yet occurred, and all other vesting requirements with respect to such Shares have been met, then such Shares will not be cancelled and may be retained by Participant.  To the extent the surrendered Shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Company shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered Shares or (ii) the Fair Market Value of those Shares at the time of the Participant’s cessation of Service and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered Shares by the applicable clause (i) or (ii) amount.

4.          The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested Shares (or other assets attributable thereto) that would otherwise occur upon the non-completion of the vesting schedule applicable to those Shares.  Such waiver shall result in the immediate vesting of the Participant’s interest in the Shares as to which the waiver applies.  Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

C.          Shareholder Rights.  The Participant shall have full shareholder rights with respect to any Shares issued to the Participant under a stock award, whether or not the Participant’s interest in those shares is vested.  Accordingly, the Participant shall have the right to vote such Shares and to receive any regular cash dividends paid on such Shares.

IX.	TERMS OF RESTRICTED STOCK UNITS

The Plan Administrator may grant restricted stock units to eligible Participants that entitle the Participants to receive the Shares underlying those awards upon vesting or upon the expiration of a designated time period following the vesting of those awards.  Each award of restricted stock units shall be evidenced by one or more Award Agreements in the form approved by the Plan Administrator; provided, however, that each such agreement shall comply with the terms and conditions of the Plan.

A.          Vesting Provisions.

1.          Restricted stock units may, in the discretion of the Plan Administrator, vest in one or more installments over the Participant’s period of Service or upon the attainment of specified performance objectives, including but not limited to the consummation of a Qualifying Transaction prior to the expiration of the stated performance period.

2.          Outstanding restricted stock units shall automatically terminate, and no Shares shall actually be issued in satisfaction of those Awards, if the performance goals or Service requirements established for those awards are not attained or satisfied.  The Plan Administrator, however, shall have the discretionary authority to issue vested Shares under one or more outstanding awards of restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied.

B.          Shareholder Rights.  The Participant shall not have any shareholder rights with respect to the Shares subject to a restricted stock units award until that award vests and the Shares are actually issued thereunder.

C.          Effect of Termination of Service. Upon cessation of Service of a Participant, any outstanding but unvested restricted stock units shall automatically terminate and no additional Shares shall vest under the restricted stock units, except (i) if the vesting of such restricted stock units is based upon the consummation of a Qualifying Transaction prior to the expiration of the stated performance period, which has not yet occurred, and all other vesting requirements with respect to such restricted stock units have have been met, then such restricted stock units shall not terminate and may be retained by Participant until the consummation of the Qualifying Transaction, at which time the underlying Shares will vest, and (ii) to the extent (if any) otherwise specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with the Participant.  Under no circumstances, however, shall any unvested restricted stock units vest after the expiration of the longest service period or performance period stated in the Award.

X.	TRANSFERABILITY OF AWARDS

A.          Except as provided below, Awards, together with the Shares subject to the Awards, shall not be assignable or transferable other than by will or by the laws of inheritance following the Participant’s death.

B.          However, a Non-Statutory Option may to the extent permitted by the Plan Administrator be assigned in whole or in part during the Participant’s lifetime by gift or pursuant to a domestic relations order to one or more of the Participant’s Family Members or to a trust established exclusively for the Participant and/or one or more such Family Members.  The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Non-Statutory Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

C.          Notwithstanding the foregoing, the Participant may also, to the extent permitted by the Plan Administrator and subject to applicable law, designate one or more Family Members as the beneficiary or beneficiaries of his or her outstanding Awards under the Plan, and those Awards shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Awards.  Such beneficiary or beneficiaries shall take the transferred Awards subject to all the terms and conditions of the applicable agreement evidencing each such transferred Award.

D.          Prior to the date the Company’s Shares first become eligible for purchase by the public through a stock exchange outstanding options under the Plan, together with the Shares subject to those options during the period prior to exercise, shall not be the subject of any short position, put equivalent position (as such term is defined in Rule 16a-1(h) under the 1934 Act) or call equivalent position (as such term is defined Rule 16a-1(b) of the 1934 Act).

E.          Except as otherwise provided above, until the date the Company’s Shares first become eligible for purchase by the public  through a stock exchange, outstanding options under the Plan, together with the Shares subject to those options during the period prior to exercise, shall not be the subject of any pledges, gifts, hypothecations or other transfers, other than pursuant to the Company’s repurchase rights or in connection with a Change in Control in which such options shall terminate and cease to be outstanding.

XI.	RESTRICTIONS ON SHARES; RECOUPMENT

A.          Until such time as the Company’s Shares first become eligible for purchase by the public  through a stock exchange the Company shall have the right of first refusal with respect to any proposed disposition by the Participant (or any successor in interest) of any Shares issued under the Plan.  Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.

B.          In connection with any underwritten public offering by the Company of its equity securities, the Participant (or any successor in interest) shall be subject to transferability and market stand-off restrictions with respect to any Shares issued under the Plan in accordance with the terms established by the Plan Administrator and set forth in the document evidencing the issuance of such Shares.

C.          The Plan Administrator may require that a Participant (or any successor in interest) execute a shareholder agreement, with such terms as the Plan Administrator deems appropriate, with respect to any Shares issued to the Participant pursuant to the Plan.

D.          Unvested Shares may, in the Plan Administrator’s discretion, be held in escrow by the Company until the Participant’s interest in such Shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested Shares.

E.          In the event of any transfer by operation of law or other involuntary transfer (including death or divorce) of all or a portion of Shares held by a Participant, the Company shall have the right to purchase any or all of the Shares transferred at the Fair Market Value of the Shares on the date of transfer (as determined by the Plan Administrator in its sole discretion).  Upon such a transfer, the Participant shall promptly notify the Company of such transfer.  The right to purchase such Shares shall be provided to the Company for a period of 30 days following receipt by the Company of written notice from the Participant.

F.          Subject to the requirements of applicable law, and to the extent the Company has not implemented a clawback or recoupment policy outside of the Plan that is applicable to a Participant, if a Participant is terminated by the Company due to Misconduct resulting from the Participant’s commission of any act of fraud or embezzlement then, (1) all Awards held by the Participant shall terminate immediately and cease to remain outstanding, and (2) the Plan Administrator may require that the Participant return to the Company any Shares received upon the exercise of any option or any Shares acquired upon the vesting and issuance of Shares under any other Award.

XII.	CHANGE IN CONTROL

A.          In the event of a Change in Control, each outstanding Award, as determined by the Plan Administrator in its sole discretion, may be (i) assumed by the successor corporation (or parent thereof), (ii) canceled and substituted with an Award granted by the successor corporation (or parent thereof), (iii) otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, (iv) replaced with a cash retention program of the Company or any successor corporation that preserves the spread existing on the unvested Shares subject to the Award at the time of the Change in Control (the excess of the Fair Market Value of those Shares over the aggregate purchase price payable for such Shares) and, subject to Section XII.C, provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those unvested Award Shares, but only if such replacement cash program would not result in the treatment of the Award as an item of deferred compensation subject to Code Section 409A, or (v) cancelled and terminated and the holder of such Award shall become entitled to receive, upon consummation of the Change in Control and subject to Section XII.C, a lump sum cash payment in an amount equal to the product of (A) the number of Shares subject to such Award and (B) the excess of (I) the Fair Market Value per Share on the date of the Change in Control over (II) the per share exercise price or purchase price in effect for such Award.  However, any such Award shall be subject to cancellation and termination, without cash payment or other consideration due the Award holder, if the Fair Market Value per Share on the date of such Change in Control is less than the per share exercise price or purchase price in effect for such Award.

B.          To the extent an outstanding Award is not assumed, substituted, continued or replaced in accordance with Section XII.A, the Plan Administrator may determine, in its sole discretion, that such Award shall automatically vest in full or in part immediately prior to the effective date of the Change in Control.

C.          The Plan Administrator shall have the authority to provide that any escrow, holdback, earn-out or similar provisions in the definitive agreement effecting the Change in Control shall apply to any cash payment made pursuant to Section XII.A(iv) or Section XII.A(v) to the same extent and in the same manner as such provisions apply to a holder of a Share.

D.          To the extent an outstanding Award is assumed in connection with a Change in Control or otherwise continued in effect, and the repurchase rights applicable to those shares do not otherwise terminate, the Shares subject to such Award will automatically vest on an accelerated basis should the Participant’s Service terminate by reason of an Involuntary Termination within three months prior to, or 12 months following, the effective date of any Change in Control, but only to the extent such vesting complies with Code Section 409A.

E.          Immediately following the consummation of the Change in Control, all outstanding Awards shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

F.          In the event of any Change in Control, the Plan Administrator, in its sole discretion, may determine that outstanding repurchase rights are, in full or in part, (i) to be assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) to be terminated and the Shares subject to those terminated rights are to immediately vest in full.

G.          Each Award that is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the Shares subject to that Award would have been converted in consummation of such Change in Control had those Shares actually been outstanding at that time.  Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Change in Control and (ii) the exercise price or purchase price payable per share under each outstanding Award, provided the aggregate exercise price or purchase price payable for such securities shall remain the same.  To the extent the actual holders of the Company’s outstanding Shares receive cash consideration for their Shares in consummation of the Change in Control, the successor corporation (or parent thereof) may, in connection with the assumption or continuation of the outstanding Awards and subject to the Plan Administrator’s approval, substitute one or more Shares of its own stock with a fair market value equivalent to the cash consideration paid per Share in such Change in Control.

H.          The Plan Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time while an Award remains outstanding, to structure such Award so that all or a portion of the Award shall automatically accelerate and vest (and any repurchase rights of the Company with respect to the unvested Shares subject to that Award that become vested on such accelerated basis shall immediately terminate) upon the occurrence of a Change in Control, whether or not such Award is to be assumed in the Change in Control or otherwise continued in effect.

I.          The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded.  To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

J.          The grant of Awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

XIII.	EFFECTIVE DATE, AMENDMENT AND TERMINATION OF PLAN

A.          The Plan shall become effective when adopted by the Board, but no option granted under the Plan may be exercised, and no Shares shall be issued under the Plan, until the Plan is approved by the Company’s shareholders.  If such shareholder approval is not obtained within twelve (12) months after the date of the Board’s adoption of the Plan, then all Awards previously granted under the Plan shall terminate and cease to be outstanding, and no further Awards shall be granted and no Shares shall be issued under the Plan.  Subject to such limitation, the Plan Administrator may grant Awards and issue Shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

B.          The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects.  However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Participant consents to such amendment or modification.  In addition, certain amendments may require shareholder approval pursuant to applicable laws and regulations.

C.          Awards may be granted under the Plan that are in excess of the number of Shares then available for issuance under the Plan, provided any excess Shares actually issued shall be held in escrow until there is obtained shareholder approval of an amendment sufficiently increasing the number of Shares available for issuance under the Plan.  If such shareholder approval is not obtained within twelve (12) months after the date the first such excess Awards are made, then (i) any unexercised options and unvested restricted stock units granted on the basis of such excess Shares shall terminate and cease to be outstanding and (ii) the Company shall promptly refund to the Participants the exercise price or purchase price paid for any excess Shares issued under the Plan and held in escrow, together with interest (at the applicable short term rate of the US Federal Reserve) for the period the Shares were held in escrow, and such Shares shall thereupon be automatically cancelled and cease to be outstanding.

D.          The Plan shall terminate upon the earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board, (ii) the date on which all Shares available for issuance under the Plan shall have been issued as vested Shares or (iii) the termination of all outstanding Awards under the Plan in connection with a Change in Control.  All Awards outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the documents evidencing those Awards.

XIV.	GENERAL

A.          Any cash proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

B.          The Company’s obligation to deliver Shares upon the exercise of any options granted under the Plan or upon the issuance or vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable tax withholding requirements.

C.          The implementation of the Plan, the granting of any Awards under the Plan and the issuance of any Shares under an Award shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it and the Shares issued pursuant to it.

D.          Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

E.          If required under applicable law, the Company shall provide to each option holder financial statements as required. Such obligation shall continue until such time as the Company’s Shares first become eligible for purchase by the public through a stock exchange.  The Company may require that option holders agree to keep any financial information so provided confidential.

F.          The Plan is intended to comply with the requirements of section 409A of the Code and the regulations thereunder (“Section 409A”), to the extent applicable.  Each Award shall be construed and administered such that the Award either (1) qualifies for an exemption from the requirements of Section 409A or (2) satisfies the requirements of Section 409A.  If an Award is subject to Section 409A, (i) distributions shall only be made in a manner and upon an event permitted under Section 409A, (ii) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under Section 409A, (iii) unless the Award Agreement specifies otherwise, each installment payment shall be treated as a separate payment and each payment shall be treated as a separate payment for purposes of Section 409A, and (iv) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A.  Any Award that is subject to Section 409A and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by Section 409A.  If a distribution is delayed pursuant to Section 409A, the distribution shall be paid within 15 days after the end of the six-month period.  If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death.  The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Plan Administrator or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of Section 409A.  Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company or any Subsidiary or affiliate of the Company have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A.  Although the Company intends to administer the Plan to prevent taxation under Section 409A, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.